SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2005

CINERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11377	CINERGY CORP. (A Delaware Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-1385023

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

By letter dated May 31, 2005, Mr. R. Foster Duncan, Executive Vice President and Chief Executive Officer of the Commercial Business Unit of Cinergy Corp. (the “Company”) informed the Company that he was resigning effective June 30, 2005.  Mr. Michael J. Cyrus, formerly Executive Vice President and Chief Executive Officer of the Regulated Business Unit of the Company, has assumed the responsibilities vacated by Mr. Duncan.  Mr. Cyrus’ responsibilities as Chief Executive Officer of the Regulated Business Unit have been assumed by Ms. Kay E. Pashos, President, PSI Energy, Inc., Mr. Gregory C. Ficke, President, The Cincinnati Gas & Electric Company, and Mr. John C. Procario, Senior Vice President and Chief Operating Officer of the Regulated Business Unit.  Ms. Pashos and Messrs. Ficke and Procario will also maintain their current responsibilities.

In connection with his resignation, the Company and Mr. Duncan are currently discussing the parties’ rights and obligations under Mr. Duncan’s employment agreement dated January 1, 2002, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

Dated: May 31, 2005	By	/s/ MARC E. MANLY
Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer